Exhibit 32

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

Re:  Centiv, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

(i)            this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of Centiv, Inc.

Dated as of this 28th day of April, 2004.

/s/ Mak Wai Keung Shawn	/s/	Lau Kwok Hung
Mak Wai Keung Shawn		Lau Kwok Hung
President and Chief Executive Officer	Chief Financial Officer